EXHIBIT 10.20

FORM OF UNSECURED TERM PROMISSORY NOTE - EXTENSION AGREEMENT

WHITEHALL JEWELLERS INC.

June 5, 2007

Subject: Unsecured Term Promissory Note -Extension Agreement

           _____________________ (“Noteholder”) and Whitehall Jewellers, Inc. (“Whitehall”) are parties to an Unsecured Term Promissory Note dated June ____, 2007 issued by Whitehall to Noteholder (the “Term Note”) in the principal amount of $______________, (_______________________________________ DOLLARS), together with accrued interest from January 17, 2006 as provided in the Term Note. Whitehall has requested that Noteholder extend the Maturity Date under the Term Note from September 30, 2007 to March 31, 2009 (the “New Maturity Date”). Noteholder has agreed, based on the following terms, that the Term Note is hereby amended to reflect the New Maturity Date and that any references in the Term Note to the Maturity Date shall hereinafter refer to the New Maturity Date:

          I.        Whitehall agrees and acknowledges (a) that the indebtedness in the Term Note is due and owing without offset, defense, discount, allowance, or counterclaim of any nature whatsoever, and Noteholder agrees and acknowledges that the indebtedness in the Term Note represents the entire indebtedness due and owing to the Noteholder pursuant to the ATVEA (as defined below) for Trade Debt due and owing as of September 23, 2005; and (b) that Noteholder has fully complied to date with its obligations under the Amended Trade Vendor Extension Agreement dated as of November 15, 2006 (“ATVEA”). Whitehall and Noteholder hereby agree that (A) notwithstanding Section 13 of the ATVEA, their respective obligations to each other under ATVEA shall extend until the earliest to occur of (i) receipt by the Participating Suppliers of the Settlement Payments and (ii) March 31, 2009 and (B) the Term Note may only be assigned in accordance with Section 14(b) of the ATVEA. The Noteholder shall attach this letter agreement to the Term Note and shall inform any assignee of the Term Note of this letter agreement.

          II.        Section 3 of the Term Note is hereby amended to add the following provisions:

“(e) Prior to the New Maturity Date, Whitehall:

          (A) fails either: (i) to pay, in the aggregate, the amount of $2,500,000 ("Mandatory Payment") on account of the Term Notes to Participating Suppliers under the ATVEA that have not agreed to the New Maturity Date by executing this letter agreement; or (ii) to the extent that the Mandatory Payment is not fully utilized under subsection 3(e)(A)(i), to pay the unused balance, pro rata, to those Participating Suppliers under the ATVEA that have executed this letter agreement (the

___________________
Attn: _______________
June ___, 2007

“Eligible Participating Suppliers”); any payments made under this clause (ii) shall be applied first to accrued but unpaid interest on the Term Notes held by the Eligible Participating Suppliers and second to the outstanding principal on the Term Notes held by the Eligible Participating Suppliers; or

          (B) pays, in the aggregate, an amount greater than the Mandatory Payment on account of the Term Notes, other than in connection with a partial repayment of the Term Notes by the Company on a pro rata basis among the Eligible Participating Suppliers;

          (f) the Company shall have terminated the employment of Edward Dayoob and Michael Don without Cause (as defined in their respective employment agreements); or

          (g) a Change of Control (as defined below) shall have occurred. The term “Change of Control” means the occurrence of any one or more of the following events:

                    (i) any person (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”)) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than affiliates of Prentice Capital Management, LP, becomes the beneficial owner of 50% or more of the common stock of the Company entitled to vote generally in the election of directors of the Company (“Voting Securities”);

                    (ii) individuals who, as of the date hereof, constitute the board of directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least 50.1% of the members of the board of directors of the Company; provided that any individual who becomes a director after the date hereof whose election or nomination for election by the Company’s shareholders was approved by at least 50.1% of the members of the then-existing board of directors of the Company (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act) or “tender offer” (as such term is used in Section 14(d) of the Exchange Act)) shall be deemed to be an Incumbent Director;

                    (iii) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of the Company; or

                    (iv) the consummation of:

          (A) a merger or consolidation (a “Merger”) as a result of which the individuals and entities who were the respective beneficial owners of the Voting

___________________
Attn: _______________
June ___, 2007

Securities of the Company immediately before such Merger do not beneficially own, immediately after such Merger, directly or indirectly, more than 50% of the Voting Securities of the corporation resulting from such Merger (or its parent corporation), or

          (B) a plan relating to the liquidation of the Company.

          Any references to the Company in this clause (g) shall, following the consummation of the contemplated reverse merger pursuant to which a wholly-owned subsidiary of a public company will be merged with and into the Company, refer to the public company parent entity.

          III.        Whitehall shall pay, on or prior to December 24, 2007, for all Holiday Flyer Goods (as defined below) shipped to it by the Eligible Participating Suppliers; provided, however, the maximum payment to be made for such Holiday Flyer Goods on or prior to December 24, 2007 shall be $10,000,000 and any amounts due and owing in excess of $10,000,000 shall be paid in accordance with standard vendor terms. Any payments made for the Holiday Flyer Goods on or prior to December 24, 2007 shall be made pro rata among the Eligible Participating Suppliers based on the amount shipped by such Participating Suppliers. The term “Holiday Flyer Goods” means any merchandise shipped by the Eligible Participating Suppliers that is displayed in Whitehall’s initial Holiday Flyer to be distributed on or about November 12, 2007.

          IV.        This letter agreement amends the Term Note and the obligations of Whitehall and the Noteholder to each other under the ATVEA and, to the extent there is a conflict between the terms of this letter agreement, on the one hand, and the terms of the Term Note or ATVEA on the other hand, the terms of this letter agreement shall prevail. Except as amended hereby, the Term Note and ATVEA shall continue in accordance with its terms.

          Please confirm Noteholder’s agreement with the foregoing by signing and returning to the undersigned a duplicate copy of this letter agreement. This letter agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, but all of which, when taken together, shall constitute one and the same instrument.

___________________
Attn: _______________
June ___, 2007

WHITEHALL JEWELLERS, INC.

By:__________________________
Name:
Its:

The foregoing is acknowledged and agreed to:

_____________________________

By: __________________________
Name:
Its: